SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of 1934

Filed by Registrant (X)
Filed by a Party other than the Registrant ( )

Check the Appropriate Box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Materials Pursuant to ss. 240.14a-11c or ss. 240.14a-12


                             HEARTLAND EXPRESS, INC.
                (Name of Registrant as Specified in its Charter)

                 The Heartland Express, Inc. Board of Directors
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the Appropriate Box):

(X)  No fee required
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:  N/A
     (2) Aggregate number of securities to which transaction applies:     N/A
     (3) Price per unit or other underlying value of transaction computed
         pursuant to Exchange Act Rule 0-11:                              N/A
     (4) Proposed maximum aggregate value of transaction:                 N/A
     (5) Total fee paid                                                   N/A

( )  Fee paid previously with preliminary materials                       N/A

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:                                          N/A
     (2) Form, Schedule or Registration Statement No.:                    N/A
     (3) Filing Party:                                                    N/A
     (4) Date Filed:                                                      N/A

                             HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241


                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1999



Dear Fellow Stockholders:

     The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Heartland Express, Inc., a Nevada corporation (the "Company"), will be held at The Clarion Hotel & Conference Center,1220 First Avenue, Coralville, Iowa, at 8:00 a.m. local time, on Thursday, May 13,1999, for the following purposes:

     1. To consider and act upon a proposal to elect five (5) directors of the Company;

     2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for 1999; and

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 17, 1999, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save the Company additional expenses of solicitation.

     All Stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors


                                          Russell A. Gerdin
                                          Chairman of the Board,
                                          President and Secretary
Coralville, Iowa 52241
April 12, 1999

                            HEARTLAND EXPRESS, INC.
                              2777 Heartland Drive
                             Coralville, Iowa 52241


                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Heartland Express, Inc., a Nevada corporation (the "Company"), to be used at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at The Clarion Hotel and Conference Center, 1220 First Avenue, Coralville, Iowa 52241, on Thursday, May 13, 1999, at 8:00 a.m. local time, and any adjournment thereof. All costs of the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by this mailing; provided, that directors, officers, and employees may solicit proxies by use of the mails or telephone without compensation other than their regular compensation. The approximate date of mailing this proxy statement and the enclosed form of proxy is April 12, 1999.

    The enclosed copy of the Company's annual report for the fiscal year ended December 31, 1998, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on March 17, 1999 ("Stockholders") are entitled to vote, either in person or by valid proxy, at the Annual Meeting. On the record date of March 17, 1999, the Company had 30,000,000 shares of $0.01 par value common stock issued and outstanding. Each share is entitled to one vote. The Company has no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the choices indicated. Any Stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting shall have and may exercise, or, if only one shall be present, then that one shall have and may exercise, all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any
Stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with the Secretary of the Company a revocation of the proxy, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, proxies cast "For" or "Against" are included. If no direction is given to the proxy holder, the proxy will be voted "For" the proposals as specified in this proxy statement, and, at the discretion of the proxy holder, upon such other matters as may properly come before the meeting or any adjournment thereof. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, the Stockholders will elect five (5) directors to serve as the Board of Directors until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The Board may increase the size of the Board of Directors in the future and add one or more members if desirable candidates are found. Absent contrary instructions, each proxy will be voted for Russell A. Gerdin, Richard O. Jacobson, Dr. Benjamin J. Allen, and Michael J. Gerdin, all of whom are standing for re-election, and Lawrence D. Crouse, who has been nominated to serve as a director. In the event one or more of the individuals listed below shall unexpectedly become unavailable to serve, which the Board of Directors has no reason to expect, the proxies that would have otherwise been voted for such individuals will be voted for a substitute nominee selected by the Board.

Information Concerning Executive Officers and Directors

     Information concerning the names, ages, positions with the Company, tenure as a director, and business experience of the Company's current directors, director nominee, and executive officers is set forth below. All references to experience with the Company include positions with the Company's operating subsidiary, Heartland Express, Inc. of Iowa.

-------------------------- -------- --------------------------- ----------------
          NAME               AGE          POSITION                   DIRECTOR
                                                                      SINCE
-------------------------- -------- --------------------------- ----------------
Russell A. Gerdin             57     Chairman of the Board,
                                     President, Secretary              1978
-------------------------- -------- --------------------------- ----------------
John P. Cosaert               51     Executive Vice President
                                     of Finance, Treasurer              N/A
-------------------------- -------- --------------------------- ----------------
Richard L. Meehan             53     Executive Vice President
                                     of Marketing                       N/A
-------------------------- -------- --------------------------- ----------------
Richard O. Jacobson1          62     Director                          1994
-------------------------- -------- --------------------------- ----------------
Dr. Benjamin J. Allen1        52     Director                          1995
-------------------------- -------- --------------------------- ----------------
Michael J. Gerdin             29     Director                          1996
-------------------------- -------- --------------------------- ----------------
Lawrence D. Crouse            58     Director nominee                   - -2
-------------------------- -------- --------------------------- ----------------

1  Member of the Audit Committee.
2  Mr. Crouse previously served on the Board of Directors from 1986 to 1991.

     Russell A. Gerdin has served as the Company's President since 1978 and as Chairman of the Board since 1986.

     John P. Cosaert has served as the Company's Vice President of Finance and Treasurer from 1986 to April 1996. In April 1996 he was named Executive Vice President.

     Richard L. Meehan has served as the Company's Vice President of Marketing from 1986 to April 1996. In April 1996 he was named Executive Vice President.

     Richard O. Jacobson has served as a director since 1994. Mr. Jacobson served as President and Chief Executive Officer from 1968 to October 1998 and Chairman of the Board since October 1998 of Jacobson Warehouse Company, Inc. and Jacobson Transportation Company, Inc., Des Moines, Iowa. Mr. Jacobson also serves as a director for Atrion Corporation, Firstar Bank of Des Moines, Firstar Banks of Iowa, and FelCor Lodging Trust, Inc.

     Dr. Benjamin J. Allen has served as a director since 1995. He is the Dean and Distinguished Professor of Business at Iowa State University in Ames, Iowa, and has served in this capacity since 1994. Dr. Allen serves as Professor in the Department of Logistics Operations, and Management Information Systems and Department of Economics at Iowa State University. Dr. Allen also served in the Office of Transportation Regulatory Policy of the U.S. Department of Transportation as a Brookings Institute Economics Policy Fellow.

     Michael J. Gerdin has served as a director since 1996. Mr. Gerdin has served as President of A & M Express, Inc, a subsidiary of the Company, since September 1998. From July 1997 to September 1998, Mr. Gerdin coordinated the operations departments of Heartland Express and A & M Express. From 1992 until July 1997, Mr. Gerdin held a variety of positions within the Company, including positions in the dispatch, sales, safety, and driver recruiting departments. Prior to 1992 Mr. Gerdin was a full-time student obtaining his degree in Business Administration from Luther College.

     Lawrence D. Crouse is a business consultant and President of KP Enterprises, Inc., a real estate holding company with operations in several states. Mr. Crouse served as Chairman and CEO of Crouse Cartage Company, a regional, less-than-truckload carrier based in Carroll, Iowa, from 1987 to December 1996 and as its Vice Chairman from January 1997 to May 1998. Crouse Cartage is a subsidiary of TransFinancial Holdings, Inc., a publicly traded company. Mr. Crouse served as Vice President and a director of Transfinancial Holdings, Inc. from 1991 until May 1998. Mr. Crouse previously served as a member of the Company's Board of Directors from 1986 to 1991. He is the trustee of trusts for the benefit of Russell Gerdin's children.

Board of Directors and Committee Meetings

     The Board of Directors met three times during the last fiscal year, and all directors were present at each meeting. The 1998 Audit Committee consisted of Richard O. Jacobson (Chairman), and Dr. Benjamin J. Allen. The Audit Committee met three times during 1998, and both members were in attendance. The Audit Committee makes recommendations to the Board concerning the selection of outside auditors, reviews the Company's financial statements, reviews and discusses audit plans, audit work, internal controls, and the report and recommendations of the Company's independent auditors, and considers such other matters in relation to the external audit of the financial affairs of the Company as may be necessary or appropriate in order to facilitate accurate and timely financial reporting. At least a majority of the Audit Committee members will not be employees of the Company. The Board does not have a compensation or nominating committee or any committee performing similar functions.

Directors' Fees

     Directors who are not employees of the Company are paid $1,000 for attendance at each Board of Directors or committee meeting attended (if the committee meeting is held on a day other than the day of a Board meeting), and are reimbursed for expenses incurred in attending such meetings.

Board of Directors Interlocks and Insider Participation / Certain Transactions and Relationships.

     The 1998 Board of Directors consisted of Russell A. Gerdin, Richard O. Jacobson, Michael J. Gerdin, and Dr. Benjamin J. Allen, all of whom participated in deliberations concerning executive officer compensation. No other individuals participated in such deliberations. During 1998, Russell A. Gerdin served as the President and Secretary of the Company. The Board of Directors establishes the compensation of Russell A. Gerdin and reviews compensation set by Russell A. Gerdin for other executive officers.

     In 1998, the Company leased two office buildings, totaling approximately 25,000 square feet, a storage building of approximately 3,500 square feet, and five acres of land from Russell A. Gerdin for $282,000 plus taxes, utilities, insurance and maintenance. The lease expires on May 31, 2000, but is renewable for an additional five year term with a cost of living adjustment.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.


                             EXECUTIVE COMPENSATION


     The following table sets forth information concerning the annual and long-term compensation paid by the Company to its chief executive officer and two other named executive officers whose total annual salary and bonus exceeded $100,000 during the most recent fiscal year (the "Named Officers"), for services in all capacities for the fiscal years ended December 31, 1998, 1997, and 1996.


                           Summary Compensation Table


                                                         Long-Term Compensation
Name and Principal    Annual Compensation             Awards    Payouts
  Position
                                         Other                             All
                                         Annual Restricted                Other
                                         Compen-  Stock  Options/ LTIP   Compen-
                          Salary  Bonus  sation  Award(s)  SARs  Payouts  sation
                    Year   ($)    ($)    ($)1      ($)     (#)     ($)     ($)2
Russell A. Gerdin,
Chairman and        1998  300,000  -       -        -       -       -       -
President (Chief    1997  300,000  -       -        -       -       -       -
Executive Officer)  1996  300,000  -       -        -       -       -       -

John P. Cosaert,    1998  106,244  -       -        -       -       -       -
Executive Vice      1997   98,800  -       -        -       -       -     50,000
President,Treasurer,1996   98,800  -       -        -       -       -     50,000
and Chief Financial
Officer

Richard L. Meehan,  1998  106,244  -       -        -       -       -       -
Executive Vice      1997   98,800  -       -        -       -       -     50,000
President-Marketing 1996   98,800  -       -        -       -       -     50,000


1 Other annual compensation did not exceed 10% of the Named Officers' total salary for any reported year.

2 All  other   compensation   reflects  the  Company's   contribution   to  the
  non-qualified deferred compensation plan for key management employees.

Board of Directors Report on Executive Compensation

     The members of the Board of Directors prepared the following report on executive compensation:

     The Board of Directors reviews the compensation of the Company's executive officers annually. The compensation of Mr. Gerdin, the Company's chief executive officer, is evaluated differently than that of the other executive officers. A summary of the considerations for each is set forth below.

     Chief Executive Officer. Mr. Gerdin receives a base salary only, with no bonus or short or long-term incentives. The Board of Directors recognizes Mr. Gerdin's substantial responsibility and contribution to the Company's operating performance, operating margin, revenue and net income growth rates, and attainment of Company goals, as well as his large stockholdings. At Mr. Gerdin's request, his salary has remained the same since 1986, and he has never been paid a bonus. The Board believes that Mr. Gerdin's salary is reasonable compared to similarly situated executives, and that as a holder of approximately 42% of the Company's outstanding stock, Mr. Gerdin receives an incentive through appreciation in the value of the Company's stock. Because of Mr. Gerdin's request, the Board of Directors has not considered or approved an increase in annual compensation or any incentive compensation for Mr. Gerdin. Thus, corporate performance directly affects Mr. Gerdin, but not through his compensation by the Company.

     Other Executive Officers. The Company's other executive officers are compensated through a mix of salary and incentive compensation. In establishing compensation, the Board of Directors annually considers (i) the Company's operating performance, stock performance, operating margin, and revenue and net income growth rates, (ii) team-building skills, individual performance, past performance and potential with the Company, (iii) local compensation levels and cost of living, and (iv) compensation information disclosed by similar publicly-held truckload motor carriers. Salary and bonus levels are largely subjective, with individual performance being the most important factor. Compensation levels at other publicly-traded truckload motor carriers are used as a general guide, and the Board believes that the compensation of its executive officers as a group, historically and during the last fiscal year, has been comparable to that of other carriers.

     The Board believes that providing an incentive for its executive officers to maximize profitability is important. In 1993, the Company's subsidiary, Heartland Express, Inc. of Iowa, adopted a non-qualified deferred compensation plan for key management employees designated by the Board of Directors of the subsidiary for a given year. The total contingent benefit available for all participants is a percentage of the Company's previous year's net profits equal to one-fourth of one percent of such profits for each percentage point (or a fraction thereof) by which the Company's operating ratio was less than a specified target. The operating ratio represents the percentage which operating expenses bear to operating revenues. The benefits vest in increments up to age 65, payment is deferred until cessation of employment, and all payments are subject to certain vesting and forfeiture provisions. The chief executive officer does not participate in the deferred compensation arrangement. The aggregate amount contributed to the plan for 1998 was $20,000. Under the deferred compensation plan, there is a direct relationship between the Company's operating efficiency and the deferred amount allocable to the executive officers. The Board of Directors determines the portion of the annual total deferred compensation pool to allocate to individual executive officers based upon a subjective evaluation of the job performance of each individual executive officer.

                                              Board of Directors
                                  Russell A. Gerdin         Benjamin J. Allen
                                  Richard O. Jacobson       Michael J. Gerdin

Tuition Award Program


     The Company maintains a tuition award program for the children of certain employees, including executive officers. Contributions to the program are based upon the Company's performance. During 1998, the Company contributed $246,000 to the program, based upon 1997 performance. The Company will contribute $234,000 in 1999 based upon 1998 performance. The amount paid to children of the Company's executive officers was $13,549 in 1997 and $7,612 in 1998.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all
Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except that two reports reporting two separate transactions were filed late by Mr. Richard L. Meehan, an executive officer of the Company.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     The following table sets forth, as of March 15, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director, director nominee, and Named Officer of the Company, and by all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------
           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
--------------------------------------------------------------------------------
Title of Class  Name and Address of Beneficial Owner   Amount & Nature  Percent
                                                        of Beneficial      of
                                                          Ownership     Class(1)
--------------------------------------------------------------------------------
Common Stock    Russell A. Gerdin, President,
                Secretary, and Director
                2777 Heartland Drive,
                Coralville, IA 52241                     13,340,109 (2)   44.5%
--------------------------------------------------------------------------------
Common Stock    Richard O. Jacobson, Director
                P.O. Box 224, Des Moines, IA  50301         222,300 (3)     *
--------------------------------------------------------------------------------
Common Stock    Benjamin J. Allen, Director
                2720 Thompson Drive, Ames, IA 50010             0           *
--------------------------------------------------------------------------------
Common Stock    Michael J. Gerdin, Director
                840 Eastern Star Road,
                Kingsport, TN 37663                             0           *
--------------------------------------------------------------------------------
Common Stock    Lawrence D. Crouse, Director nominee
                2906 South 102nd Street,
                Omaha, NE 68124                             660,119 (4)    2.2%
--------------------------------------------------------------------------------
Common Stock    John P. Cosaert, Executive
                Vice President
                2777 Heartland Drive,
                Coralville, IA 52241                         24,403         *
--------------------------------------------------------------------------------
Common Stock    Richard L. Meehan, Executive
                Vice President
                2777 Heartland Drive,
                Coralville, IA 52241                         29,789 (5)     *
--------------------------------------------------------------------------------
Common Stock    Nicholas Company, Inc.
                (Albert O. Nicholas)
                700 N. Water Street,
                Milwaukee, WI  53202                      4,815,370       16.1%
--------------------------------------------------------------------------------
Common Stock    All directors and executive
                officers as a group
                ( 6 individuals)                         13,616,601       45.4%
--------------------------------------------------------------------------------
*  Less than one percent (1%).

1  Based upon 30,000,000 outstanding shares at March 15, 1999.

2 Mr. Gerdin owns 12,694,990 shares directly. An additional 645,119 shares are held of record by a voting trust, the voting trust certificates of which are owned by Gerdin Family Investments, L.P. Mr. Gerdin is the general partner of the limited partnership and has dispositive power over the voting trust certificates and stock. Mr. Gerdin is not the voting trustee and does not have the power to vote the shares in the voting trust.

3 Of the shares reported, 158,000 shares are owned directly. The remaining 64,300 share are owned by the Richard O. Jacobson Foundation, a private foundation established by Mr. Jacobson. Mr. Jacobson has voting and dispositive power over the shares, but neither he nor any of his family members may receive distribution from the foundations assets. Accordingly, beneficial ownership is disclaimed.

4 Of the shares reported, 15,000 shares are owned by Mr. Crouse through his individual retirement account. The other 645,119 shares are held by Gerdin Family Investments, L.P., and Mr. Crouse is the voting trustee.

5 All shares are owned directly, except for 9,011 shares held by Mr. Meehan's wife and 4,693 share held by trusts for the benefit of Mr. Meehan's children. Mr. Meehan disclaims beneficial ownership of such shares.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                     PERFORMANCE GRAPH FOR HEARTLAND EXPRESS


     The following graph compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1993, and ending December 31, 1998.



                                   GRAPH AREA



                                     Legend

Symbol  Index Desc.  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98

__  Heartland Express  100.0     121.2     122.9     227.5     250.8     163.3

--  CRSP index for
    Nasdaq Stock
    Market (U.S.
    Companies)         100.0      97.8     138.3     170.0     208.5     293.8

 ..  CRSP Index for
    Nasdaq Trucking
    & Transportation
    Stocks             100.0      90.7     105.8     116.8     149.5     134.5

     The stock performance graph assumes $100 was invested on January 1, 1994. There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799. The Company will provide the names of all companies in such index upon request.

                                   PROPOSAL 2
                    RATIFICATION OF SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS


     The Board of Directors has selected Arthur Andersen LLP as independent public accountants for the Company for the 1999 fiscal year.Arthur Andersen LLP has served as independent public accountants for the Company since the 1994 fiscal year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNAMINOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2000 Annual Meeting of the Stockholders of the Company must be received by the Corporate Secretary of the Company at the Company's principal executive offices on or before December 8, 1999, to be included in the Company's proxy material related to that meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                                      HEARTLAND EXPRESS, INC.



                                                      Russell A. Gerdin
                                                      Chairman of the Board,
                                                      President and Secretary

April 12, 1999

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